Exhibit 10.2

Rules

of the

GH Research PLC Share Option Plan

Board Approval on **                     2021

•	The Company to confirm that no award recipients are US tax payers.

•	Shares issued under the plan will need to be registered by the issuer on a Form S-8 with the SEC (which will need to be filed prior to the exercise of any options under the plan).

•	To the extent there are US taxpayers being granted options, the Market Value of a Share needs to be determined in a manner consistent with Section 409A of the U.S. tax Code.

GH Research PLC

Contents

1	Establishment and Purpose	1
2	Definitions	1
3	Administration	2
4	Eligibility for participation	3
5	Limitation as to Participation	3
6	Grant of Options	3
7	Limitations on Grant of Options	4
8	Specific Terms of Options	4
9	Non-transfer of Option	5
10	Termination of Service	5
11	Clawback	6
12	Procedure on Exercise of Options	6
13	Lapse of Options	7
14	Change in Control of the Company, Reconstruction & Winding Up	7
15	Tax Indemnity	9
16	Adjustments in the Event of Capitalisation and Rights Issues etc.	9
17	Alterations	10
18	Share Capital	10
19	Termination	10
20	Notices	10
21	General	11

Share Option Plan

1	Establishment and Purpose

The Plan was adopted by a resolution of the Board of Directors of the Company passed on **           2021.  The purpose of the Plan is to attract, retain, and motivate employees and directors of GH Research plc, its subsidiaries and affiliates, to provide for competitive compensation opportunities, to encourage long term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for shareholders by aligning the interests of such persons with those of shareholders.

2	Definitions

2.1	In the Plan, the following expressions bear the following meanings and all references to statutes are to Irish statutes:

the Act means the Taxes Consolidation Act 1997;

Acquiring Company means a company that obtains Control of the Company in accordance with Rule 14;

Adoption Date means the date on which the Board adopts this Plan;

Board means the board of directors for the time being of the Company or the directors present at a duly convened meeting of the board of directors of the Company at which a quorum is present or a duly constituted committee of such board;

Control means control as defined in Section 11 of the Act;

Committee means the compensation committee;

Company means GH Research plc registered in Ireland under registration number 691405;

Date of Grant means the date on which the Grantor grants an Option to an Eligible Person, which date will be borne on the Option Agreement communicating the grant of an Option hereunder as provided in Rule 6.6;

Director means a director of the Company or any other member of the Group who is not an active employee of the Company or any other company that is a member of the Group;

Eligible Person means any person who is a Director or employee of a member of the Group;

Exercise Price means the price payable by the Participant to acquire Shares subject to an Option, subject to any adjustment under Rule 16;

Grantor means the Company;

Group means the Company and its Subsidiaries (and references to Group Company or member of the Group will be construed accordingly);

Health Reasons means reasons of ill health which as certified by a medical practitioner (approved by the Committee) compel a Participant to discontinue or alter the nature of his employment, office or occupation;

Market Value means the market price of a Share, determined in accordance with Rule 5.3;

Option means an award of a right under Rule 6 entitling the holder to purchase or subscribe for Shares;

Option Agreement means any written agreement, contract, or other instrument or document setting out details of an Option in the form prescribed by Rule 6.6;

Participant means any Eligible Person who is for the time being the holder of part or all of an Option granted under the Plan;

Performance Conditions means the conditions attached to an Option as prescribed in an Option Agreement;

Performance Period means the period in respect of which any Performance Condition is to be satisfied as set out in an Option Agreement;

Plan means the Company's Share Option Plan consisting of these plan rules together with any sub-plans, as amended from time to time in accordance with the provisions in that regard herein contained;

Share means an ordinary share of US$0.025 each in the capital for the time being of the Company;

Stock Exchange means any recognised stock exchange on which Shares are traded (including NASDAQ or any successor body) and, if more than one, such stock exchange as the Committee determines;

Subsidiary means any company which is, for the time being, a subsidiary of the Company within the meaning of Section 7 of the Companies Act, 2014;

Termination of Service means, unless otherwise defined in an applicable Option Agreement, that a Participant is no longer employed by, nor a director of, the Company or any other member of the Group, as the case may be. A Participant employed by a Subsidiary of the Company will also be deemed to incur a Termination of Service if the Subsidiary of the Company ceases to be such a Subsidiary, and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary of the Company. Temporary absences from employment or service because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries will not be considered a Termination of Service.

2.2	Where the context permits the singular will include the plural and vice versa and the masculine will include the feminine. Headings are to be ignored in construing the terms of the Plan.

2.3	References to any statute will include any statutory modification, amendment or re-enactment thereof.

3	Administration

The Plan will be administered by the Committee, and the Committee will have full and final authority to exercise discretion and make any determinations under the Plan, subject to and consistent with the provisions of the Plan.  Any action of the Committee with respect to the Plan will be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. By accepting an Option under the Plan, each Eligible Person accepts the authority and discretion of the Committee as set forth in, and exercised in accordance with, this Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, will not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary the authority, subject to such terms as the Committee will determine, to perform administrative functions and to perform such other functions as the Committee may determine, to the extent permitted by applicable law.

4	Eligibility for participation

4.1	The Plan is available for Eligible Persons who will be nominated for that purpose by the Committee.

4.2	The Committee will at its absolute discretion determine whether or not a person is an Eligible Person and will nominate such persons for participation in the Plan.

4.3
No person will be entitled as of right to participate in the Plan and the decision as to who will have the opportunity of participating and the time and extent of his participation will, subject to the terms of the Plan, be made by the Committee in its absolute discretion.

5	Limitation as to Participation

5.1	No Option will be capable of being granted under the Plan more than ten years after the Adoption Date.

5.2	If at the relevant time:

5.2.1
the Company’s shares are listed on a Stock Exchange, the Market Value of a Share will be determined by the Committee by reference to the closing price of a Share on the dealing day immediately preceding the Date of Grant or, if the Committee so determines, by reference to an averaging of closing prices over a period of up to 5 dealing days immediately preceding the Date of Grant.

5.2.2	If the Company's shares are not listed on a Stock Exchange, the Market Value of a Share will be determined by the Company in accordance with section 548 of the Act.

5.2.3
For the avoidance of doubt an Option which has lapsed due to failure to meet applicable Performance Conditions set out in the relevant Option Agreement within the Performance Period (or similar criteria under any other share incentive plan adopted by the Company or its Subsidiaries) or otherwise will not be taken into account for the purpose of this Rule 5.

6	Grant of Options

6.1	The Grantor may at any time within ten years from the Adoption Date grant Options to one or more Participants.

6.2	Any Options granted under the Plan must be approved in advance by the Committee, which will have absolute discretion in respect of the approval of Options.

6.3	No consideration will be payable by a Participant in respect of the grant of an Option.

6.4	Each Option granted will be evidenced by an Option Agreement given to the Participant. Option Agreements may be in writing or in such other form as the Grantor determines and the Committee approves.

6.5	Each Option Agreement will specify:

6.5.1	the Date of Grant of the Option;

6.5.2	the number of Shares subject to the Option;

6.5.3	the Exercise Price;

6.5.4	the Performance Conditions and Performance Period, if any, to be satisfied as a condition of the vesting of the Option in accordance with the Option Agreement; and

6.5.5
such additional terms and conditions of the Option as the Committee may from time to time prescribe, including, but not limited to, conditions relating to transferability or forfeiture, exercisability and waiver or accelerations thereof, and waivers of performance conditions relating to an Option, based in each case on such considerations as the Committee will determine.

6.6	When issuing Option Agreements the Grantor will:

6.6.1	refer the Participant to all the provisions of the Plan; and

6.6.2	notify the Participant of his right to renounce the Option under Rule 6.8.

6.7
A Participant to whom an Option has been granted may by notice in writing given to the Grantor within 30 days from the Date of Grant renounce his rights thereunder and in such case the Option will be deemed never to have been granted.

6.8
An Option which has been granted to a Participant will be treated as having been accepted unless a renunciation in writing in respect thereof has been received by the Grantor from such person under Rule 6.8.

6.9
In the event that a Participant loses or misplaces his Option Agreement the Grantor may issue a replacement in writing or in such other form as the Grantor determines, upon application in writing by the Participant.

7	Limitations on Grant of Options

7.1
Until otherwise resolved by the Company in general meeting the number of Shares for which Options may be granted under the Plan on any day will not, when added to the number of Shares which immediately prior to that day will have been or remain to be issued or purchased on the market pursuant to Options granted during the period of ten years immediately preceding that day under the Plan or any other share incentive plan adopted by the Company or its Subsidiaries, exceed options over 1,202,734 of the number of Shares for the time being in issue.

7.2	Calculating limits

For the avoidance of doubt:

7.2.1	Shares which will have been the subject of Options or rights which have lapsed will not be taken into account for the purposes of this Rule 7.

7.2.2
Shares acquired by a trustee of any employee’s trust established by the Company in conjunction with this Plan, or acquired by any third party in conjunction with this Plan, which have been counted as issued or purchased on the market for the purposes of this Rule 7 will not also be counted when they are delivered to Participants to satisfy any Option.

8	Specific Terms of Options

8.1
Options may be granted on the terms and conditions set forth in this Rule 8.  In addition, the Committee may impose on any Option or the vesting or exercise thereof, at the Date of Grant or thereafter (subject to Rule 6) such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee will determine, including terms regarding forfeiture of Options or continued exercisability of Options in the event of Termination of Service of the Participant.

8.2	The Committee is authorised to grant Options to Eligible Persons on the following terms and conditions:

8.2.1
Exercise Price:  Unless the Committee determines otherwise at the Date of Grant, the Exercise Price per Share in relation to an Option will be not less than the Market Value of a Share on the day preceding the Date of Grant, PROVIDED THAT in all cases it will not be less than the nominal value of a Share.

8.2.2	Option Term: The term of each Option will be determined by the Committee; provided, however, that such term will not be longer than eight years from the Date of Grant of the Option.

8.2.3
Time and Method of Exercise:  The Committee will determine at the Date of Grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such Exercise Price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (cash or Shares), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

9	Non-transfer of Option

Subject to Rule 10.2, the Options will be personal to a Participant and the Participant will not assign, transfer, sell, mortgage, charge, pledge or encumber in any way whatsoever the Option or any of the Shares subject to the Option or any interest therein.  An Option will lapse forthwith if the Participant purports to assign, transfer it etc. as aforesaid.

10	Termination of Service

10.1	General Rule

Except where the provisions of Rule 10.2 or Rule 10.3 or a Participant’s Option Agreement apply to provide otherwise in relation to the whole or a specified part of the Option, on a Termination of Service:

10.1.1	any part of the Option that has not vested as at the date of cessation will lapse immediately on that date; and

10.1.2	any part of the Option that has vested as at the date of cessation will lapse in full 30 days after the date of cessation to the extent not exercised by such date.

10.2	Death of Participant

Except as otherwise provided in a Participant’s Option Agreement, if a Participant dies the Committee may determine that either the whole or a specified percentage of any Option held by such Participant at the date of his death will be capable of vesting in, being exercised by or otherwise transferred to his legal personal representative on such terms and conditions as they may determine.  Unless the Committee determines that an Option will be transferred to the legal personal representative of a Participant, the Option will lapse automatically on the death of the Participant.

10.3	Good Leaver

10.4	In the event of a Termination of Service on account of:

10.4.1	Health Reasons;

10.4.2	with respect to Participants who are employees only, redundancy (within the meaning of the Redundancy Payments Acts 1967 to 2014);

10.4.3	any form of voluntary severance by agreement with the Company;

10.4.4	the transfer of the undertaking or part-undertaking in which the Participant is employed to a person other than a member of the Group;

10.4.5	the company by which the Participant is employed ceasing to be under the Control of the Group; or

10.4.6	any other reasons in the absolute discretion of the Committee where exceptional circumstances have arisen,

the Committee may in its absolute discretion determine the extent to which the Performance Conditions attaching to the Option, if any, have been satisfied, having due regard to that part of the Performance Period to which the Performance Conditions set out in the relevant Option Agreement apply which has then expired, and the Committee will specify what proportionate part, if any, of the Shares under the Option will vest.  If no determination is made by the Committee under this Rule 10.4 the Option will lapse.

11	Clawback

If at any time in the 12 month period after the Date of Grant of an Option,

11.1	the Company is required to restate its accounts to a material extent; or

11.2
the Committee becomes aware of any material wrongdoing on the part of the Participant that would have entitled the Company to terminate the Participant's employment in accordance with the Participant's contract of employment then (notwithstanding that such Participant's employment may not have been, or may not be, cancelled as a result of the wrongdoing in question) the Committee will be entitled to recalculate (in good faith) the number of Shares subject to the Option to reflect the number of Shares that it would have granted to the Participant under the Option had these facts been known at the time the Option was granted.

12	Procedure on Exercise of Options

12.1	Unless otherwise provided in the Option Agreement, an Option will be exercised by a Participant as follows:

12.1.1
The Participant will give notice in writing to the Company (in such form as the Committee may require from time to time) setting out the number of Shares over which the Participant wishes to exercise the Option and delivering such further details as the Committee may require to the Company.  No exercise will be permitted without (i) the prior consent of the Committee and (ii) unless the Committee is satisfied at the relevant time that the Option is exercisable and (if then applicable) that such exercise would not breach any applicable laws or regulations, including but not limited to any code regarding the regulation of dealings in shares in the Company by employees or directors.

12.1.2	The Participant will make payment to the Company of the Exercise Price and any taxation in accordance with clause 15 as is applicable, at the same time as notification of exercise, by way of:

(a)	delivery to the Company of cash in lawful currency or a bankers’ draft in favour of the Company for the appropriate amount;

(b)
delivery to the Company (on a form prescribed by the Committee) of an irrevocable direction approved by the Committee to sell the Shares and to deliver all or part of the sales proceeds to the Company in payment of all or such portion of the Exercise Price and, if directed any Taxation as is applicable; or

(c)	payment by such other means as is consistent with applicable laws and regulations and agreed between the Company and the Participant.

12.2
Subject to the Company receiving any regulatory or other consent which is necessary to enable it to allot the Shares pursuant to the exercise of the Option and subject to the terms of any such consent, as soon as practicable after the notice exercising the Option has been received by the Company, the Committee on behalf of the Company will allot to the Participant the Shares in respect of which the notice has taken effect.

12.3
Shares allotted and issued in satisfaction of the exercise of the Option will rank pari passu in all respects with the other shares of the same class in issue at the date of the allotment, except for any restriction or any rights determined by reference to a date before the date of allotment and will be subject to all relevant provisions of the constitution of the Company and the provisions of the Companies Act 2014.

12.4
Shares transferred in satisfaction of the exercise of the Option will be transferred free of any lien, charge or other security interest, and with all rights attaching to them, other than any restriction or rights determined by reference to a date before the date of transfer.

12.5
If the Shares are listed or traded on a Stock Exchange, the Company will apply to the appropriate body for any newly issued Shares allotted on exercise of the Option to be listed or admitted to trading on that exchange. For the avoidance of doubt, all certificates for Shares and/or other securities delivered under the Plan pursuant to the exercise of Options shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any Stock Exchange upon which such Shares or other securities are then listed or traded, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13	Lapse of Options

13.1	An Option will lapse and be forfeited on the occurrence of the earliest of the following:

13.1.1	the eighth anniversary of the Date of Grant; or

13.1.2
the expiry of the Performance Period without the Performance Conditions having been satisfied or the date on which it becomes apparent that any such condition has become incapable of being satisfied; or

13.1.3	subject to Rule 10, the date on which a Termination of Service occurs; or

13.1.4	the date on which a resolution is passed for the winding up of the Company, or an order is made by any court for the compulsory winding-up of the Company; or

13.1.5	the date on which the Participant becomes bankrupt or does or attempts or omits to do anything as a result of which he is deprived of the beneficial ownership of the Shares.

13.2
Where a Participant is temporarily absent from his normal occupation with a member of the Group due to illness, vacation or other unpaid leave of absence, provided he returns to his normal occupation with a member of the Group within the agreed period an Option held by such Participant may be adjusted on a pro-rata basis in such proportion as the Committee may determine.

14	Change in Control of the Company, Reconstruction & Winding Up

14.1	Change in Control

Subject to Rule 14.2 and except as otherwise provided in a Participant’s Option Agreement, in the event that the Company is a party to a merger, sells all or substantially all of its assets, is subject to a takeover or other reorganisation including but not limited to a court-sanctioned compromise or arrangement, or the Committee considers this is about to occur, the Committee will be entitled (without the Participant's consent unless the Committee otherwise requires) at its discretion and notwithstanding anything herein contained (except the proviso below):

14.1.1
to accelerate vesting of Options in relation to the whole or a specified portion of the Shares to which such Options relate and within such time or times and subject to any other conditions or limitations as the Committee may at its discretion determine;

14.1.2
to agree that outstanding Options will be assumed or substituted by the surviving company or its parent (or the Acquiring Company or its parent where a takeover occurs) for Options which are equivalent to the Options originally granted under the Plan but which relate to shares in the surviving company or its parent (or the Acquiring Company or its parent where a takeover occurs);

14.1.3	to arrange for the continuation by the Company of outstanding Options (if the Company is a surviving company or an acquiring company in a takeover);

14.1.4	to make payment of a cash settlement to Participants equal, per Share, to the amount to be paid for one Share under the agreement of merger or takeover terms; or

14.1.5	to otherwise vary the outstanding Options on such conditions as the Committee may decide,

and the Committee may determine that any one or any combination of the above will occur.  In the event that no such determination is made, or is not made in respect of a portion of an Option, the Option (or said portion of an Option) will lapse.

14.2	Re-organisation

Where the Company becomes a wholly-owned subsidiary of a holding company which will be owned in substantially the same proportions by the persons who held the Company’s issued shares immediately before such transaction, the Committee may resolve with the agreement of the board of the holding company that Options granted hereunder will be treated as if they were in all respects options over shares in the holding company, but so that:

14.2.1	the new award will vest in the same manner as the Option;

14.2.2
the total market value of the new shares subject to the new award will, immediately after such reorganisation, be equal to the total market value of the Shares comprised in the Option immediately prior to such reorganisation;

14.2.3	the new award will be subject to performance conditions that will be at least equivalent (as determined by the Committee) to the Performance Conditions, if any, attaching to the Option;

14.2.4	the new shares will, at the date of any resolution by the Committee under this Rule 14.2, have the same rights attaching thereto as the Shares in the Company; and

14.2.5	the new award will be deemed to have been granted as at the Date of Grant of the Option.

14.3	Reconstruction and Winding-Up

In the event of:

14.3.1
any proposal for the reorganisation of the capital of the Company or for the reconstruction or amalgamation of the Company involving a material change in the nature of the Shares comprised in any Option (and for the purposes of this sub-rule the determination by the Committee of a material change in the nature of Shares in any particular case will be final and conclusive and will be communicated to each Participant in writing); or

14.3.2
the Company passing a resolution for its winding-up or an order being made for the compulsory winding-up of the Company (the passing of which resolution or the making of which order will be communicated by the Committee to each Participant in writing);

any Option held by a Participant may, at the discretion of the Committee, on the date that such proposal, reconstruction or amalgamation becomes unconditional or such winding-up takes effect or within such period before or after such date as the Committee may determine, vest on a pro-rata basis in such proportion as the Committee will determine and upon and subject to any conditions or limitations as the Committee may at its discretion determine.  In the event that no such determination is made, or is not made in respect of a portion of an Option, the Option (or said portion of an Option) will lapse.

15	Tax Indemnity

15.1
The Participant will indemnify the Company (and, where relevant, any member of the Group) against any tax and social security contributions (or their equivalent in any jurisdiction) arising in respect of the Option which is a liability of the Participant but for which the Company or relevant member of the Group is required to account to a tax authority under the laws of any relevant territory.  The Company may, to the extent permitted by law, recover the tax and social security from the Participant in such manner as the Committee think fit including (but without prejudice to the generality of the foregoing):

15.1.1	withholding Shares when the Option is exercised and selling same;

15.1.2	deducting the necessary amount from the Participant’s remuneration; or

15.1.3	requiring the Participant to account directly to the Company or relevant tax authority for such tax and social security.

15.2	The Company will not be required to transfer any Shares to the Participant under the Plan until such obligations are satisfied.

16	Adjustments in the Event of Capitalisation and Rights Issues etc.

16.1
In the event of any alteration or re-organisation whatsoever taking place in the capital structure of the Company whether by way of capitalisation of profits or reserves, capital distribution, rights issue, consolidation or sub-division of Shares, the conversion of one class of share to another or reduction of capital or otherwise, the Committee may adjust any one or more of the following in such manner as is in the opinion of the Committee fair and reasonable:

16.1.1	the number of Shares subject to the Plan;

16.1.2	the definition of Share;

16.1.3	where the Option has been granted but no Shares have been delivered pursuant thereto, the number of Shares which may be delivered;

16.1.4	the Exercise Price per Share PROVIDED THAT this amount will not be reduced to less than the par value of a Share.

16.2
In the event of any alteration to the subject matter of an Option pursuant to the provisions of this Rule 16 the original Option Agreement will remain valid except to the extent modified by the alteration. The Grantor may issue revised Option Agreements or take whichever action it deems appropriate.

17	Alterations

17.1
Except to the extent prohibited by applicable law and unless otherwise expressly provided in a Option Agreement, the Committee may at any time and from time to time by resolution and without further formality alter, amend or revoke any provisions of the Plan in such manner as the Committee may consider necessary or desirable (including any retrospective, prospective or coincident alteration, amendment or revocation) PROVIDED THAT that no alteration, amendment or revocation shall be made without (i) shareholder approval, if such approval is required by applicable law or the rules of the Stock Exchange, if any, on which the Shares are principally listed or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Option, except to the extent any such alteration, amendment or revocation is made to cause the Plan to comply with applicable law, Stock Exchange rules and regulations or accounting or tax rules and regulations, or to impose any clawback provisions on any Options in accordance with Rule 11.

17.2
The Committee may establish sub-plans in order to comply with, take advantage of or otherwise in connection with any taxation, legal, regulatory or other rule, law, guidelines, regulations or other provision of or prevailing in any jurisdiction in which the Plan is or is intended to be operated.

18	Share Capital

The Company will maintain sufficient authorised and unissued Shares to enable it to satisfy the Options in full.

19	Termination

19.1.1	The Plan may be terminated at any time by ordinary resolution of the Company or by resolution of the Board and will in any event terminate on the tenth anniversary of the Adoption Date.

19.1.2
As from the date of any termination of the Plan under Rule 19.1 the Company will not grant any further Options but no such termination will affect or modify any subsisting rights or obligations of the Participants in respect of any Options already granted and notwithstanding such termination the Company will continue to act, administer and manage the Plan in accordance with its terms.

20	Notices

20.1	Notices to a Participant

Any notification or other communication to be given to a Participant in connection with the Plan will be deemed to have been duly given if sent either by electronic mail to the Participant’s electronic mail address at his place of work, or by post in a pre-paid cover to the Participant’s postal address last known to the Company or if sent to him at his place of work, and will be deemed to have been duly given on the date of dispatch or posting.  The Group will have no liability whatsoever to a Participant in respect of any notification, document, payment or other communication so given, sent or made, nor will the Group be concerned to see that any Participant actually receives the same.

20.2	Notices from a Participant

Any notification or other communication to be given to the Company or any of its Subsidiaries in connection with the Plan will be delivered by hand or sent by electronic mail, fax or post to the registered office of the Company or the relevant Subsidiary or such other electronic mail or postal address as may from time to time be notified to Participants, but will not in any event be duly given unless it is actually received.

21	General

21.1
In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to the Plan, the decision of the Committee will be final and binding upon all persons.

21.2	Subject thereto the Committee’s decision on any matter relating to the interpretation of the Plan and any other matter concerning the Plan will be final and binding.

21.3	The Company will bear the costs of setting up and administering the Plan.

21.4
Neither the Plan nor any action taken thereunder will be construed as giving any Eligible Person a right to be retained in the employment or service of the Group.  No Eligible Person or Participant will be entitled to any compensation or damages whatsoever or howsoever described, by reason of any termination, withdrawal or alteration of rights or expectations under the Plan whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

21.5
Any stamp duty chargeable on any instrument of the transfer entered into pursuant to each Option will be borne by the Company, or where relevant, any member of the Group in respect of Participants employed by it.

21.6	The Company will maintain all necessary books of account and records relating to the Plan.

21.7
The Committee will be entitled to authorise any person to execute on behalf of a Participant, at the request of the Participant, any document relating to the Plan, insofar as such document is required to be executed pursuant thereto.

21.8
The Participant will be responsible for obtaining any governmental or other official consent that may be required by any country or jurisdiction in order to permit the grant, vesting or exercise (as the case may be) of Options to or by him.  The Company will not be responsible for any failure by the Participant to obtain any such consent or for any tax or other liability to which the Participant may become subject as a result of Options made hereunder.

21.9
The Plan will be governed by and construed and interpreted in accordance with Irish law and the Company and Participants agree to submit to the non-exclusive jurisdiction of the Courts of Ireland in relation to any claim, dispute or difference which may arise hereunder.